                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT  made as of the 28th day of May  2003,  by and  between  OPPENHEIMER
INTERNATIONAL  LARGE-CAP CORE TRUST (the "Trust"), and OPPENHEIMERFUNDS,  INC.
("OFI").

WHEREAS,  the Trust is an open-end  series  investment  company  registered as such with the Securities and Exchange  Commission (the "Commission")  pursuant to the Investment Company Act of 1940 (the "Investment  Company Act"), and OFI
is a registered investment adviser;

WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment  Company Act") as an open-end  management  investment company and may issue shares of common stock in separately  designated  series representing  separate  funds with their own investment  objectives,  policies and purposes; and

WHEREAS,  the Trust desires that OFI shall act as its investment  adviser with respect to the  Oppenheimer  International  Large-Cap  Core Fund (the  "Fund")
series pursuant to this Agreement;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Trust  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws of the Trust as  amended  from time to time; (iv) policies and  determinations of the Board of Trustees of the Trust;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in the Trust's  registration  statement under the Investment Company
Act or as such  policies  may,  from time to time,  be  amended  by the Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees  and  officers  of the  Trust  with  respect  to any matters  dealing  with the  business  and affairs of the Trust  including  the valuation  of the  portfolio  securities  of the Fund  which  are  either  not registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI  shall,  subject to the  direction  and  control by the  Trust's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b)  Provided   that  the  Trust  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management  services,  including  entering into  sub-advisory  agreements with other  affiliated or  unaffiliated  registered  investment  advisors to obtain specialized services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation or in any  way  limit  or  restrict  OFI or  any of its  directors,  officers, stockholders  or employees from buying,  selling or trading any securities for its own  account  or for the  account  of  others  for  whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair  the  performance  by OFI of its  duties  and  obligations  under  this
Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic  reports with respect to its operations for the  shareholders  of the
Fund;  composition of proxy materials for meetings of the Fund's  shareholders and the  composition  of such  registration  statements  as may be required by federal  securities laws for continuous public sale of shares of the Fund. OFI shall,  at its own cost and  expense,  also  provide  the Fund  with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide such officers for the Trust as the Trust's Board may request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the
Fund, shall be paid by the Trust,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other insurance coverage requisite to its operations;  (iv) the fees and expenses of its Trustees; (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;
(viii)  expenses  incident  to the  issuance  of its  shares  against  payment therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses, other  than  as  hereinabove  provided,  incident  to the  registration  under federal  securities  laws of shares of the Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund;  (xi) except as noted above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring  expenses as may arise,  including litigation affecting the Fund and any  legal  obligation  which  the Trust may have on behalf of the Fund to indemnify  its  officers and Trustees  with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under  common control  with OFI,  who may also serve as  officers,  Trustees or employees of the  Trust  shall  not  receive  any  compensation  from the  Trust  for their services.

5.    Compensation of OFI.

      The  Company  agrees  to pay  OFI  and  OFI  agrees  to  accept  as full compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the total net asset  value of each  Fund of the  Trust as of the close of each  business day and  payable  monthly  at the  annual  rate  for each  Fund  set  forth on
Schedule A hereto.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Trust a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name of the  Trust  and the Fund for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law,  such  license  shall  allow OFI to  inspect,  and subject to control  by the  Trust's  Board,  control  the name and  quality  of  services
offered  by  the  Fund  under  either  such  name.   Such  license  may,  upon
termination of this Agreement,  be terminated by OFI, in which event the Trust shall  promptly take  whatever  action may be necessary to change its name and
the  name  of  the  Fund  and   discontinue   any  further  use  of  the  name
"Oppenheimer"  in the name of the  Trust or the  Fund or  otherwise.  The name
"Oppenheimer"  may be used by OFI in connection  with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI (and any  Sub-Advisor)  is  authorized,  in arranging the Fund's portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or  dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment  Company Act)  (hereinafter
"broker-dealers"),  as may, in its best judgment,  implement the policy of the
Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and reliable  execution at the most favorable  security  price  obtainable) of the
Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions of  subparagraph  "(c)" of this  paragraph "7," the benefit of such investment  information or research as may be of significant assistance to the performance  by  OFI  (and  any  Sub-Advisor)  of  its  investment  management functions.

      (b) OFI (and any Sub-Advisor) shall select  broker-dealers to effect the
Fund's  portfolio  transactions  on the basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.
The  abilities  of a  broker-dealer  to obtain best  execution  of  particular portfolio  transaction(s)  will be judged by OFI (or any  Sub-Advisor)  on the basis  of all  relevant  factors  and  considerations  including,  insofar  as
feasible,   the  execution   capabilities   required  by  the  transaction  or
transactions;  the ability and willingness of the  broker-dealer to facilitate the  Fund's  portfolio  transactions  by  participating  therein  for  its own account;  the importance to the Fund of speed,  efficiency or confidentiality;
the  broker-dealer's  apparent  familiarity  with  sources  from  or  to  whom particular  securities  might  be  purchased  or  sold;  as well as any  other matters  relevant to the  selection  of a  broker-dealer  for  particular  and related transactions of the Fund.

      (c) OFI (and any Sub-Advisor)  shall have  discretion,  in the interests of the Fund, to allocate  brokerage on the Fund's  portfolio  transactions  to broker-dealers other than affiliated broker-dealers,  qualified to obtain best execution of such  transactions who provide brokerage and/or research services
(as such services are defined in Section  23(e)(3) of the Securities  Exchange
Act of  1934)  for the  Fund  and/or  other  accounts  for  which  OFI and its affiliates (and any  Sub-Advisor)  exercise  "investment  discretion" (as that term is defined in Section  3(a)(35) of the  Securities  Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction  for  the  Fund  that is in  excess  of the  amount  of
commission  another   broker-dealer   adequately   qualified  to  effect  such
transaction would have charged for effecting that transaction,  if OFI (or any
Sub-Advisor) determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage  and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates
(and any  Sub-Advisor)  with respect to the accounts as to which they exercise
investment   discretion.   In  reaching  such   determination,   OFI  (or  any
Sub-Advisor)  will not be  required  to place or  attempt  to place a specific dollar  value on the  brokerage  and/or  research  services  provided or being provided by such  broker-dealer.  In  demonstrating  that such  determinations were made in good faith, OFI (and any  Sub-Advisor)  shall be prepared to show that all  commissions  were  allocated for the purposes  contemplated  by this
Agreement   and  that  the  total   commissions   paid  by  the  Fund  over  a
representative  period  selected by the Fund's  trustees  were  reasonable  in relation to the benefits to the Fund.

      (d) OFI (or any  Sub-Advisor)  shall have no duty or  obligation to seek advance competitive bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense incurred by the Fund for effecting  its  portfolio  transactions  to the  extent  consistent  with  the interests and policies of the Fund as  established  by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

      (e) The Trust  recognizes that an affiliated  broker-dealer  (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act;  (ii)  may be a major  recipient  of  brokerage  commissions  paid by the
Trust;  and (iii) may effect  portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

      (f) Subject to the foregoing  provisions of this paragraph "7", OFI (and any  Sub-Advisor)  may also consider  sales of Fund shares and shares of other investment  companies  managed  by OFI or its  affiliates  as a factor  in the selection of broker-dealers for the Fund's portfolio transactions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall  remain in effect for two years from the date of execution  hereof,  and thereafter  will  continue  in  effect  from  year  to  year,  so long as such continuance  shall be  approved  at least  annually  by the  Trust's  Board of
Trustees,  including the vote of the majority of the trustees of the Trust who are not parties to this Agreement or  "interested  persons" (as defined in the
Investment  Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority"
(as  defined  in  the  Investment  Company  Act)  of  the  outstanding  voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.    Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement  may not be  amended  without  the  affirmative  vote or written  consent of the  holders of a  "majority"  of the  outstanding  voting securities of the Fund, and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the obligations of the Trust under this Agreement are  not  binding  upon  any  Trustee  or  shareholder  of the  Trust  or Fund personally,  but bind only the  Trust,  but only with  respect  to the  Fund's property.  OFI  represents  that  it  has  notice  of  the  provisions  of the
Declaration  of  Trust  of  the  Trust  disclaiming   trustee  or  shareholder
liability for acts or obligations of the Trust.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                              Oppenheimer International Large-Cap Core Trust

                              By: /s/  Robert G. Zack
                                -------------------------------------
                                       Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By:/s/Robert G. Zack
                                -------------------------------------
                                    Robert G. Zack, Senior Vice President
                                    and General Counsel

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                Oppenheimer International Large-Cap Core Trust
                                     and
                            OppenheimerFunds, Inc.

------------------------------ ----------------------------------

       Name of Series            Annual Fee as a Percentage of
                                    Daily Total Net Assets
============================== ==================================
============================== ==================================

Oppenheimer International      0.85% of the first  $500  million
Large-Cap Core Fund            of aggregate net assets;
                               0.75% of the next  $500  million;
                               and
                               0.70%  of  aggregate  net  assets
                               over $1 billion.

------------------------------ ----------------------------------

                            SUBADVISORY AGREEMENT

      THIS  AGREEMENT  is  made  by  and  between  OppenheimerFunds,  Inc.,  a
Colorado corporation (the "Adviser"),  and OFI Institutional Asset Management,
Inc.,  a New York  Corporation  (the  "Subadviser"),  as of the date set forth below.

                                    RECITAL
                                    -------

      WHEREAS,  Oppenheimer  International Large-Cap Core Fund (the "Fund") is
registered  under the  Investment  Company Act of 1940,  as amended (the "1940
Act"), as an open-end, management investment company;

      WHEREAS,  the Adviser is registered under the Investment Advisers Act of
1940, as amended (the "Advisers  Act"),  as an investment  adviser and engages in the business of acting as an investment adviser;

      WHEREAS,  the  Subadviser  is  registered  under the  Advisers Act as an investment  adviser  and engages in the  business  of acting as an  investment adviser;

      WHEREAS,  the Adviser has entered into an Investment  Advisory Agreement as of May 28,  2003  with  the Fund  (the  "Investment  Advisory  Agreement"), pursuant to which the Adviser acts as  investment  adviser with respect to the
Fund; and

      WHEREAS,  pursuant to Paragraph 2 of the Investment  Advisory Agreement,
the Adviser has retained and wishes to continue to retain the  Subadviser  for
purposes  of  rendering   investment  advisory  services  to  the  Adviser  in
connection with the Fund upon the terms and conditions hereinafter set forth;

      NOW  THEREFORE,   in   consideration  of  the  mutual  covenants  herein
contained and other good and valuable consideration,  the receipt of which are hereby acknowledged, the parties hereto agree as follows:

I.    Appointment and Obligations of the Subadviser.

      The Adviser  hereby  appoints the  Subadviser to render,  to the Adviser with respect to the Fund,  investment  research  and advisory  services as set forth below in Section II,  under the  supervision  of the Adviser and subject to the approval and direction of the Fund's Board of Trustees  (the  "Board"), and the Subadviser hereby accepts such  appointment,  subject to the terms and conditions  contained  herein.  The Subadviser shall, for all purposes herein, be deemed an  independent  contractor  and  shall not have,  unless  otherwise expressly  provided or  authorized,  any authority to act for or represent the
Adviser or the Fund in any way or  otherwise to serve as or be deemed an agent of the Fund.

II.   Duties of the Subadviser and the Adviser.

      A.    Duties of the Subadviser.

      The Subadviser shall regularly  provide  investment  advice with respect to the Fund and shall,  subject to the terms of this  Agreement,  continuously supervise the investment and reinvestment of cash,  securities and instruments or other  property  comprising  the  assets  of the Fund,  and in  furtherance thereof, the Subadviser's duties shall include:

            1.    Obtaining  and  evaluating   pertinent   information   about
            significant  developments and economic,  statistical and financial data,  domestic,  foreign  or  otherwise,  whether  affecting  the
            economy  generally  or  the  Fund,  and  whether   concerning  the
            individual  issuers  whose  securities  are included in the Fund's investment  portfolio  or the  activities  in which  such  issuers engage,  or  with  respect  to  securities  which  the  Subadviser
            considers   desirable  for  inclusion  in  the  Fund's  investment
            portfolio;

            2.    Determining  which  securities  shall be purchased,  sold or exchanged  by the  Fund or  otherwise  represented  in the  Fund's investment  portfolio  and  regularly  reporting  thereon  to  the
            Adviser and, at the request of the Adviser, to the Board;

            3.    Formulating  and  implementing  continuing  programs for the purchases  and  sales  of  the  securities  of  such  issuers  and regularly  reporting thereon to the Adviser and, at the request of the Adviser, to the Board; and

            4.    Taking,  on behalf of the Fund,  all actions  that appear to the  Subadviser  necessary  to carry into effect  such  investment program,  including  the placing of purchase and sale orders,  and making appropriate reports thereon to the Adviser and the Board.

      B.    Duties of the Adviser.

      The  Adviser  shall  retain  responsibility  for,  among  other  things, providing the following advice and services with respect to the Fund:

            1.    Without  limiting the  obligation  of the  Subadviser  to so comply,  the Adviser  shall monitor the  investment  program maintained  by the  Subadviser  for the Fund to ensure  that the  Fund's  assets are  invested  in  compliance  with this
                  Agreement  and  the  Fund's   Registration   Statement,   as
                  currently in effect from time to time; and

            2.    The  Adviser   shall  oversee   matters   relating  to  Fund
                  promotion,   including,   but  not  limited  to,   marketing
                  materials and the Subadviser's reports to the Board.

III.  Representations, Warranties and Covenants.

      A.    Representations, Warranties and Covenants of the Subadviser.

            1.    Organization.  The  Subadviser  is now, and will continue to
                  ------------
            be, a corporation  duly formed and validly existing under the laws of its  jurisdiction of formation,  fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2.    Registration.   The   Subadviser   is   registered   as   an
                  ------------
            investment  adviser with the  Securities  and Exchange  Commission
            (the "SEC") under the Advisers  Act, and is registered or licensed as an investment  adviser under the laws of all  jurisdictions  in which its  activities  require it to be so registered or licensed, except  where  the  failure  to be so  licensed  would  not have a material  adverse effect on the Subadviser.  The Subadviser  shall maintain  such  registration  or  license  in  effect at all times during the term of this Agreement.

            3.    Best  Efforts.  The  Subadviser  at all times shall  provide
                  -------------
            its  best  judgment  and  effort  to the  Adviser  and the Fund in carrying out its obligations hereunder.

            4.    Other Covenants.  The Subadviser further agrees that:
                  ---------------

                  a.    it will use the same skill and care in providing  such
                        services  as it uses in  providing  services  to other
                        accounts  for  which  it  has  investment   management
                        responsibilities;

                  b.    it will not make  loans to any person to  purchase  or
                        carry  units  of  beneficial  interest  in the Fund or
                        make loans to the Fund;

                  c.    it  will  report  regularly  to  the  Fund  and to the
                        Adviser and will make  appropriate  persons  available
                        for the purpose of reviewing with  representatives  of
                        the Adviser on a regular  basis the  management of the
                        Fund,  including,  without  limitation,  review of the
                        general  investment  strategy  of the  Fund,  economic
                        considerations  and general  conditions  affecting the
                        marketplace;

                  d.    as required by  applicable  laws and  regulations,  it
                        will  maintain  books and records  with respect to the
                        Fund's securities  transactions and it will furnish to
                        the  Adviser  and  to  the  Board  such  periodic  and
                        special  reports  as  the  Adviser  or the  Board  may
                        reasonably request;

                  e.    it  will  treat   confidentially  and  as  proprietary
                        information   of  the  Fund  all   records  and  other
                        information  relative  to the  Fund,  and will not use
                        records and  information  for any  purpose  other than
                        performance   of  its   responsibilities   and  duties
                        hereunder,  except  after  prior  notification  to and
                        approval  in writing by the Fund or when so  requested
                        by the Fund or required by law or regulation;

                  f.    it  will,  on  a  continuing  basis  and  at  its  own
                        expense,  (1) provide the distributor of the Fund (the
                        "Distributor")  with  assistance  in the  distribution
                        and  marketing  of the Fund in such amount and form as
                        the Adviser may reasonably  request from time to time,
                        and (2) use its best  efforts  to cause the  portfolio
                        manager or other  person or persons  who manage or are
                        responsible  for  overseeing  the  management  of  the
                        Fund's portfolio (the "Portfolio  Manager") to provide
                        marketing   and   distribution   assistance   to   the
                        Distributor,     including,     without    limitation,
                        conference  calls,  meetings and road trips,  provided
                        that each  Portfolio  Manager shall not be required to
                        devote  more  than  10% of his or  her  time  to  such
                        marketing and distribution activities;

                  g.    it will use its reasonable  best efforts (i) to retain
                        the services of the Portfolio  Manager who manages the
                        portfolio  of the Fund,  from time to time and (ii) to
                        promptly  obtain the  services of a Portfolio  Manager
                        acceptable  to  the  Adviser  if the  services  of the
                        Portfolio  Manager  are  no  longer  available  to the
                        Subadviser;

                  h.    it  will,   from  time  to  time,   assure  that  each
                        Portfolio Manager is acceptable to the Adviser;

                  i.    it will  obtain the  written  approval  of the Adviser
                        prior  to   designating  a  new   Portfolio   Manager;
                        provided,   however,   that,  if  the  services  of  a
                        Portfolio  Manager  are  no  longer  available  to the
                        Subadviser due to circumstances  beyond the reasonable
                        control   of   the   Subadviser    (e.g.,    voluntary
                        resignation,  death or disability), the Subadviser may
                        designate an interim  Portfolio  Manager who (a) shall
                        be reasonably  acceptable to the Adviser and (b) shall
                        function  for a  reasonable  period of time  until the
                        Subadviser    designates   an   acceptable   permanent
                        replacement; and

                  j.    it will  promptly  notify the Adviser of any impending
                        change in Portfolio Manager,  portfolio  management or
                        any other material matter that may require  disclosure
                        to the  Board,  shareholders  of the Fund or  dealers,
                        including  but  not  limited  to,  any  change  in the
                        methodologies  underlying the Subadviser's proprietary
                        valuation models.

      B.    Representations, Warranties and Covenants of the Adviser.

            1.    Organization.  The Adviser is now, and will  continue to be,
                  ------------
            duly  organized and in good  standing  under the laws of its state of  incorporation,  fully  authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2.    Registration.  The Adviser is  registered  as an  investment
                  ------------
            adviser with the SEC under the Advisers  Act, and is registered or
            licensed  as  an   investment   adviser  under  the  laws  of  all
            jurisdictions  in  which  its  activities  require  it  to  be  so
            registered   or  licensed.   The  Adviser   shall   maintain  such
            registration  or license in effect at all times during the term of this Agreement.

            3.    Best  Efforts.  The Adviser at all times  shall  provide its
                  -------------
            best  judgment  and  effort  to  the  Fund  in  carrying  out  its obligations hereunder.

IV.   Compliance with Applicable Requirements.

      In carrying out its  obligations  under this  Agreement,  the Subadviser shall at all times conform to:

      A.    all  applicable  provisions  of the  1940  Act and any  rules  and regulations adopted thereunder;

      B.    the provisions of the  registration  statement of the Fund, as the same may be amended from time to time,  under the  Securities  Act of 1933, as amended, and the 1940 Act;

      C.    the  provisions  of the  Fund's  Declaration  of  Trust  or  other governing document, as amended from time to time;

      D.    the  provisions  of the By-laws of the Fund,  as amended from time to time;

      E.    any other applicable provisions of state or federal law; and

      F.    guidelines,  investment  restrictions,   policies,  procedures  or
            instructions  adopted  or issued by the Fund or the  Adviser  from time to time.

      The  Adviser  shall  promptly  notify the  Subadviser  of any changes or amendments  to the  provisions of B., C., D. and F. above when such changes or amendments relate to the obligations of the Subadviser.

V.    Control by the Board.

      Any investment  program  undertaken by the  Subadviser  pursuant to this
Agreement,  as well as any other activities  undertaken by the Subadviser with respect to the Fund,  shall at all times be subject to any  directives  of the
Adviser and the Board.

VI.   Books and Records.

      The  Subadviser  agrees that all records which it maintains for the Fund on behalf of the  Adviser are the  property of the Fund and further  agrees to surrender  promptly  to the Fund or to the Adviser  any of such  records  upon
request.   The   Subadviser   further  agrees  to  preserve  for  the  periods
prescribed by applicable  laws,  rules and regulations all records required to be  maintained  by  the  Subadviser  on  behalf  of  the  Adviser  under  such applicable laws,  rules and regulations,  or such longer period as the Adviser may reasonably request from time to time.

VII.  Broker-Dealer Relationships.

      A.    Portfolio Trades.

            The Subadviser,  to the extent  appropriate,  in consultation with the  Adviser,  shall place all orders for the  purchase  and sale of portfolio securities  for the Fund with brokers or dealers  selected by the  Subadviser, which may  include,  to the  extent  permitted  by the  Adviser  and the Fund, brokers or dealers  affiliated with the Subadviser.  The Subadviser  shall use its best efforts to seek to execute portfolio  transactions at prices that are advantageous  to the Fund and at  commission  rates  that  are  reasonable  in relation to the benefits received.

      B.    Selection of Broker-Dealers.

            With respect to the  execution  of  particular  transactions,  the
Subadviser  may, to the extent  permitted by the Adviser and the Fund,  select brokers or dealers who also provide  brokerage and research services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934, as
amended)  to the Fund  and/or the other  accounts  over  which the  Subadviser exercises  investment  discretion.  The  Subadviser  is  authorized  to  pay a broker  or  dealer  who  provides  such  brokerage  and  research  services  a commission  for  executing  a  portfolio  transaction  for the Fund that is in excess of the  amount of  commission  another  broker  or  dealer  would  have charged for effecting that  transaction  if the Subadviser  determines in good faith that such amount of  commission  is  reasonable in relation to the value of the  brokerage  and  research  services  provided by such broker or dealer.
This   determination  may  be  viewed  in  terms  of  either  that  particular transaction  or the  overall  responsibilities  that the  Subadviser  has with respect  to  accounts  over  which it  exercises  investment  discretion.  The
Adviser,  Subadviser and the Board shall  periodically  review the commissions paid by the Fund to determine,  among other things,  if the  commissions  paid over  representative  periods  of time  were  reasonable  in  relation  to the benefits received.

      C.    Soft Dollar Arrangements.

            The Subadviser may enter into "soft dollar"  arrangements  through
the  agency  of  third   parties  on  behalf  of  the  Adviser.   Soft  dollar
arrangements  for  services  may be  entered  into in order to  facilitate  an improvement  in  performance  in  respect of the  Subadviser's  service to the
Adviser  with respect to the Fund.  The  Subadviser  makes no direct  payments but instead  undertakes to place business with  broker-dealers who in turn pay third parties who provide these  services.  Soft dollar  transactions  will be conducted  on an  arm's-length  basis,  and the  Subadviser  will  secure best execution for the Adviser.  Any  arrangements  involving  soft dollars  and/or brokerage  services shall be effected in compliance  with Section 28(e) of the
Securities  Exchange  Act of  1934,  as  amended,  and the  policies  that the
Adviser and the Board may adopt from time to time.  The  Subadviser  agrees to provide  reports  to the  Adviser  as  necessary  for  purposes  of  providing information on these arrangements to the Board.

VIII. Compensation.

      A.    Amount of Compensation.  The Adviser shall pay the Subadviser,  as
            ----------------------
            compensation  for  services  rendered  hereunder,   from  its  own
            assets,  a fee,  payable  monthly,  equal to 30% of the investment advisory  fee  collected  by the Adviser  from the Fund during the period.

      B.    Calculation  of  Compensation.  Except as  hereinafter  set forth,
            -----------------------------
            compensation  under this Agreement shall be calculated and accrued on the same basis as the  advisory  fee paid to the Adviser by the
            Fund (i.e.,  computed on the  aggregate  net assets of the Fund as of the close of  business  each day).  If this  Agreement  becomes effective  subsequent  to  the  first  day  of a  month  or  shall terminate  before the last day of a month,  compensation  for that part of the month this  Agreement  is in effect  shall be prorated in a manner  consistent with the calculation of the fees set forth above.

      C.    Payment  of  Compensation:  Subject  to  the  provisions  of  this
            -------------------------
            paragraph,  payment  of  the  Subadviser's  compensation  for  the preceding  month shall be made by the Adviser within 15 days after the end of the preceding month.

      D.    Reorganization  of the  Fund.  If the  Fund  is  reorganized  with
            ----------------------------
            another  investment  company  for  which the  Subadviser  does not serve as an investment adviser or subadviser,  and the Fund is the surviving  entity,  the subadvisory fee payable under this section shall be  adjusted  in an  appropriate  manner as the  parties may agree.

IX.   Allocation of Expenses.

      The Subadviser shall pay the expenses incurred in providing  services in connection with this Agreement,  including,  but not limited to, the salaries, employment  benefits and other related costs of those of its personnel engaged in  providing  investment  advice to the Fund  hereunder,  including,  without limitation,  office space,  office equipment,  telephone and postage costs and other  expenses.  In the event of an  "assignment"  of this  Agreement,  other than an assignment  resulting  solely by action of the Adviser or an affiliate thereof,  the  Subadviser  shall be  responsible  for payment of all costs and expenses  incurred by the Adviser and the Fund  relating  thereto,  including, but not limited to, reasonable legal,  accounting,  printing and mailing costs related to obtaining approval of Fund shareholders.

X.     Non-Exclusivity.

      The services of the Subadviser  with respect to the Company and the Fund are not to be  deemed to be  exclusive,  and the  Subadviser  shall be free to render  investment  advisory and  administrative  or other  services to others
(including other investment  companies) and to engage in other activities.  It is  understood  and agreed that  officers or  trustees of the  Subadviser  may serve as officers or trustees of the Adviser or of the Fund;  that officers or trustees of the Adviser may serve as officers or directors  of the  Subadviser to the extent  permitted by law;  and that the  officers and  directors of the
Subadviser are not prohibited from engaging in any other business  activity or from  rendering  services to any other  person,  or from  serving as partners, officers,  directors or trustees of any other firm or trust,  including  other investment  advisory  companies provided it is permitted by applicable law and does not adversely affect the Fund.

XI.   Term.

      This  Agreement  shall become  effective at the close of business on the date hereof and shall remain in force and effect,  subject to Paragraphs XII.A and XII.B hereof and approval by the Fund's initial shareholder,  for a period of two years from the date hereof.

XII.  Renewal.

      Following the  expiration of its initial  two-year  term,  the Agreement shall continue in full force and effect from year to year,  provided that such continuance is specifically approved:

      A.    at least  annually  (1) by the Board or by the vote of a  majority of  the  Fund's  outstanding  voting  securities  (as  defined  in
            Section  2(a)(42)  of the 1940  Act),  and (2) by the  affirmative vote of a majority  of the  Trustees  who are not  parties to this
            Agreement  or  interested  persons  of a party  to this  Agreement
            (other than as a Trustee of the Fund),  by votes cast in person at a meeting specifically called for such purpose; or

      B.    by such method  required by  applicable  law,  rule or  regulation then in effect.

XIII. Termination.

      A.    Termination  by the Fund and the  Subadviser.  This  Agreement may
            --------------------------------------------
            be terminated at any time, without the payment of any penalty,  by vote  of  the  Board  or by  vote  of a  majority  of  the  Fund's outstanding  voting  securities or the  Subadviser,  on sixty (60)
            days'  written  notice.  The  notice  provided  for  herein may be waived by the party required to be notified.

      B.    Assignment.  This Agreement shall  automatically  terminate in the
            ----------
            event of its  "assignment," as defined in Section 2 (a) (4) of the
            1940 Act. In the event of an  assignment  that  occurs  solely due to the  change in  control  of the  Subadviser  (provided  that no condition  exists that permits,  or, upon the  consummation of the assignment,  will permit, the termination of this Agreement by the
            Adviser pursuant to Section XIII. C. hereof),  the Adviser and the
            Subadviser,  at the sole  expense  of the  Subadviser,  shall  use their reasonable best efforts to obtain shareholder  approval of a successor  Subadvisory  Agreement on substantially  the same terms as contained in this Agreement.

      C.    Termination  by  the  Adviser.  The  Adviser  may  terminate  this
            -----------------------------
            Agreement  without  penalty  and without the payment of any fee or
            penalty,   immediately  after  giving  written  notice,  upon  the
            occurrence of any of the following events:

            1.    Any   of  the   Subadviser,   their   respective   partners,
                  subsidiaries,  affiliates, directors, officers, employees or agents  engages in an action or omits to take an action that would cause the Subadviser to be  disqualified in any manner under  Section  9(a) of the 1940 Act, if the SEC were not to grant an exemptive  order under Section 9(c) thereof or that would  constitute  grounds  for the SEC to deny,  revoke  or suspend the  registration of the Subadviser as an investment adviser with the SEC; or

            2.    The  Subadviser  breaches the  representations  contained in
                  Paragraph   III.A.4.i.   of  this  Agreement  or  any  other
                  material  provision of this  Agreement,  and any such breach is not  cured  within  a  reasonable  period  of time  after notice thereof from the Adviser to the Subadviser.

      D.    Transactions  in  Progress  upon  Termination.   The  Adviser  and
            ---------------------------------------------
            Subadviser   will   cooperate  with  each  other  to  ensure  that
            portfolio  or  other  transactions  in  progress  at the  date  of termination  of this  Agreement  shall be completed by the Adviser in  accordance  with the terms of such  transactions,  and to this end the  Subadviser  shall  provide the Adviser with all necessary
            information  and   documentation  to  secure  the   implementation
            thereof.

XIV.  Liability of the Subadviser.

      In  the  absence  of  willful  misfeasance,  bad  faith,  negligence  or reckless  disregard  of  obligations  or duties  hereunder  on the part of the
Subadviser or any of its  officers,  directors or  employees,  the  Subadviser shall not be subject to  liability  to the  Adviser for any act or omission in the course of, or  connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

XV.   Notices.

      Any  notice  or  other  communication  required  or  that  may be  given hereunder shall be in writing and shall be delivered  personally,  telecopied, sent by  certified,  registered or express  mail,  postage  prepaid or sent by national  next-day  delivery  service  and  shall  be  deemed  given  when  so delivered  personally or telecopied,  or if mailed, two days after the date of mailing,  or if by next-day  delivery  service,  on the business day following delivery  thereto,  as follows or to such other location as any party notifies any other party:

      A.    If to the Adviser, to:

            OppenheimerFunds, Inc.
            498 Seventh Avenue
            New York, New York  10018

            Attention:        Robert G. Zack
                        Executive Vice President and General Counsel
            Telecopier: (212) 323-0250

      B.    If to the Subadviser, to:

            OFI Institutional Asset Management, Inc.
            498 Seventh Avenue
            New York, New York  10018

            Attention:        William Jaume
                        Senior Vice President
            Telecopier: (212) 323-0245

XVI.  Questions of Interpretation.

      This  Agreement  shall be  governed by the laws of the State of New York applicable to agreements  made and to be performed  entirely  within the State of New York (without regard to any conflicts of law principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or  otherwise  derived from a term or provision of the 1940
Act shall be resolved by  reference  to such term or provision of the 1940 Act and to  interpretations  thereof,  if any, by the United  States Courts or, in the  absence  of  any  controlling  decision  of any  such  court,  by  rules, regulations  or  orders  of the  SEC  issued  pursuant  to the  1940  Act.  In addition,  where the effect of a requirement  of the 1940 Act reflected in any provision  of this  Agreement is revised by rule,  regulation  or order of the
SEC, such provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

XVII.  Form ADV - Delivery.

      The  Adviser  hereby   acknowledges   that  it  has  received  from  the
Subadviser a copy of the  Subadviser's  Form ADV, Part II as currently  filed, at least 48 hours prior to entering  into this  Agreement and that it has read and understood the  disclosures set forth in the  Subadviser's  Form ADV, Part
II.

XVIII.  Miscellaneous.

      The  captions  in  this  Agreement  are  included  for   convenience  of
reference  only and in no way define or delimit any of the  provisions  hereof or otherwise  affect their  construction  or effect.  If any provision of this
Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the  remainder of this  Agreement  shall not be affected  thereby.
This  Agreement  shall be binding  upon and shall  inure to the benefit of the parties hereto and their respective successors.

XIX.  Counterparts.

      This  Agreement  may be  executed in  counterparts,  each of which shall constitute an original and both of which,  collectively,  shall constitute one agreement.

      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their  respective  officers as of the 28th day of May
2003.

                                 OPPENHEIMERFUNDS, INC.

                                 By:/s/Robert G. Zack
                                   ------------------------------------
                                       Robert G. Zack
                                       Senior Vice President and General Counsel

                                 OFI INSTITUTIONAL ASSET MANAGEMENT, INC.

                                 By:/s/William Jaume
                                    ------------------------------------
                                       William Jaume
                                       Senior Vice President